Exhibit 10.17

2017 OMNIBUS INCENTIVE PLAN OF DRIL-QUIP, INC.

RESTRICTED STOCK AWARD AGREEMENT

(Senior Management)

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award”) is made as of October 28, 2022 (the “Grant Date”), by and between Dril-Quip, Inc., a Delaware corporation (the “Company”), and _________________ (the “Grantee”).

W I T N E S S E T H:

WHEREAS, pursuant to the 2017 Omnibus Incentive Plan of Dril-Quip, Inc. (the “Plan”), the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined that it would be in the interest of the Company and its stockholders to grant restricted shares of Company common stock, par value $0.01 per share (the “Common Stock”), as provided herein, in order to encourage the Grantee to remain in the employ of the Company or its Subsidiaries, to encourage the sense of proprietorship of the Grantee in the Company and to stimulate the active interest of the Grantee in the development and financial success of the Company.

NOW THEREFORE, the Company awards the restricted shares of Common Stock (“Restricted Stock”) to the Grantee, subject to the following terms and conditions of this Award:

1.
Grant of Restricted Stock. Subject to the terms and conditions contained herein, including, but not limited to, Section 2 of this Award, the Company hereby grants to the Grantee an award of _______________ shares of Restricted Stock under the Plan. Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Plan.

As of the Grant Date, as determined by the Committee, the shares of Restricted Stock will be (i) registered in a book entry account (“Account”) in the name of the Grantee or (ii) evidenced by the issuance of stock certificates, which certificates will be registered in the name of the Grantee and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Restricted Stock. Any certificates issued that evidence the shares of Restricted Stock shall be held in custody by the Company or, if specified by the Committee, by a third party custodian or trustee, until the restrictions on such shares shall have lapsed, and, as a condition of this Award, the Grantee shall deliver a stock power, duly endorsed in blank, relating to the shares of Restricted Stock. The Restricted Stock will constitute issued and outstanding shares of Common Stock for all corporate purposes.

2.
Vesting Schedule; Settlement.
(a)
Except as provided in Section 2(b) below, the restrictions on the shares of Restricted Stock shall lapse, and the shares shall vest, in the following percentages on the following vesting dates:

(i) 33 1/3% on the first anniversary of the Grant Date;

(ii) 33 1/3% on the second anniversary of the Grant Date; and

(iii) 33 1/3% on the third anniversary of the Grant Date;

; provided, however, that the Grantee is continuously employed by the Company or a Subsidiary from the Grant Date through each of the above vesting dates. Any fractional shares shall be rounded-up to the next whole share (not to exceed the total number of shares of Restricted Stock granted under this Award). If the Grantee does not remain continuously employed by the Company or a Subsidiary until the vesting dates specified above, then all shares of then outstanding Restricted Stock shall be forfeited immediately after termination of the Grantee’s employment.

(b)
Notwithstanding the foregoing, should a successor or acquirer (or any parent of such entity) fail to assume, replace or continue this Award in the event of a Change of Control, the Restricted Stock shall become fully vested and the restrictions shall lapse as of the date of the occurrence of such Change of Control; provided, however, that the Grantee has been in continuous employment with the Company or a Subsidiary at all times since the Grant Date. In the event that a successor or acquirer (or any parent of such entity) assumes, replaces or continues this Award in the event of a Change of Control, the Restricted Stock shall become fully vested and the restrictions shall lapse in the event of the Grantee’s termination of employment by the Company without “Cause” or by the Grantee for “Good Reason”, in either case, during a “Change of Control Period”. For purposes of this Award, the following terms shall have the following meanings:

(i) “Cause” shall have the meaning ascribed to such term in any written employment, services, severance or similar agreement between the Company and the Grantee, or, in the absence of any such agreement or use of such term in such agreement, shall mean (A) the commission of a felony or any other crime by the Grantee involving intentional and actual fraud, dishonesty or breach of trust; (B) willful misconduct or gross negligence with respect to the Grantee’s performance of his or her duties for the Company, including the duties set forth in any employment, services or similar agreement (other than such failure resulting from incapacity due to physical or mental illness or injury); (C) conduct by the Grantee bringing the Company or its affiliates into material public disgrace; or (D) material failure to perform duties of the office held by the Grantee as reasonably directed in writing by the Grantee’s supervisor (other than such failure resulting from incapacity due to physical or mental illness or injury).

(ii) “Change of Control Period” shall mean the period commencing on the occurrence of a Change of Control and ending on the second anniversary of such date.

(iii) “Good Reason” shall have the meaning ascribed to such term in any written employment, services, severance or similar agreement between the Company and the Grantee, or, in the absence of any such agreement or use of such term in such agreement, shall mean any of the following (without the Grantee’s written consent): (A) a material diminution in the Grantee’s position (including offices, titles and reporting requirements), authority, duties or responsibilities, including the Grantee’s failure to serve in the same office of any successor entity or the parent of any successor entity following a Change of Control; or (B) any material failure by the Company to comply with any of the provisions of any employment, services or similar agreement between the Grantee and the Company; or (C) the Company’s requiring the Grantee to be based at any office located more than 50 miles from Grantee’s primary work location immediately prior to such Change of Control. Notwithstanding the foregoing, Good Reason shall cease to exist under this Award unless (i) within 60 days of Grantee’s knowledge of the initial existence of the condition or conditions giving rise to Good Reason the Grantee provides written notice to the Company of the existence of such condition or conditions, (ii) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”); (iii) if any such condition is not remedied within such Cure Period, the Grantee terminates employment within 10 business days following expiration of such Cure Period.

(c)
As soon as administratively feasible, but in no event later than 30 days following the vesting and lapse of restrictions on the Restricted Stock, and subject to tax withholding, the Company will cause to be removed from the Account the restrictions or, if requested in writing to the Committee, cause to be issued and delivered to the Grantee (in certificate or electronic form) shares of Common Stock equal to the number of shares of Restricted Stock that have vested, less the amount of Common Stock withheld, if any.
3.
Voting and Dividend Rights. During the period in which the restrictions provided herein are applicable to the Restricted Stock, the Grantee shall have the right to vote the shares of Restricted Stock. Subject to the forfeiture condition described below, Grantee shall be entitled to receive any cash dividends paid with respect to the Restricted Stock during the Restriction Period, but such dividends shall be held by the Company and paid, without interest, within 10 days following the lapse of the restriction on the underlying shares of Restricted Stock. In the event shares of Restricted Stock are forfeited, cash dividends paid with respect to such shares during the Restriction Period shall also be forfeited. Any dividend or distribution payable with respect to shares of Restricted Stock that shall be paid or distributed in shares of Common Stock shall be subject to the same restrictions provided for herein, and the shares so paid or distributed shall be deemed Restricted Stock subject to all terms and conditions herein. Any dividend or distribution (other than cash or Common Stock) payable or distributable on shares of Restricted Stock, unless otherwise determined by the Committee, shall be subject to the terms and conditions of this Award to the same extent and in the same manner as the Restricted Stock is subject; provided that the Committee may make such modifications and additions to the terms and conditions (including restrictions on transfer and the conditions to the timing and degree of lapse of such restrictions) that shall become applicable to such dividend or distribution as the Committee may provide in its absolute discretion.
4.
Transfer Restrictions. Except as expressly provided in the Plan or herein, the shares of Restricted Stock are non-transferable and may not otherwise be assigned, pledged, hypothecated or otherwise disposed of and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the award provided for herein shall immediately become null and void, and the shares of Restricted Stock shall be immediately forfeited to the Company.
5.
Tax Withholding. The Company will have the right to deduct from the shares of Common Stock and dividends otherwise payable or deliverable an amount of cash and/or number of shares of Common Stock (valued at their Fair Market Value) on the applicable date that is equal to the amount of all federal, state and local taxes required to be withheld by the Company, as determined by the Committee. Unless the Committee or the Board shall determine otherwise at any time after the date hereof, the Grantee may satisfy all or part of such withholding tax requirement by (i) electing to sell to the Company a designated number of unrestricted shares of Common Stock held by the Grantee at a price per share equal to the Fair Market Value of such shares or (ii) directing the Company to retain shares of Common Stock otherwise deliverable under this Award.
6.
Incorporation of Plan Provisions. This Award and the award of Restricted Stock hereunder are made pursuant to the Plan and are subject to all of the terms and provisions of the Plan as if the same were fully set forth herein. In the event that any provision of this Award conflicts with the Plan, the provisions of the Plan shall control. The Grantee acknowledges receipt of a copy of the Plan and agrees that all decisions under and interpretations of the Plan by the Committee shall be final, binding and conclusive upon the Grantee.
7.
No Rights to Employment. Nothing contained in this Award shall confer upon the Grantee any right to continued employment by the Company or any Subsidiary of the Company, or limit in any way the right of the Company or any Subsidiary to terminate or modify the terms of the Grantee’s employment at any time.
8.
Notice. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Award shall be in writing and shall be delivered personally or sent by first class mail, postage prepaid to the following address:

Dril-Quip, Inc.

6401 N. Eldridge Parkway

Houston, Texas 77041

Attn: Corporate Secretary

Any notice or other communication to the Grantee with respect to this Award shall be in writing and shall be delivered personally, shall be sent by first class mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address, or shall be sent to the Grantee’s e-mail address specified in the Company’s records.

9.
Miscellaneous.
(a)
THIS AWARD SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.
(b)
The granting of this Award shall not give the Grantee any rights to future grants.

(c)
This Award, including the relevant provisions of the Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, with respect to the subject hereof.
(d)
This Award may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

DRIL-QUIP, INC.

By:

Name:

Title:

The Grantee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions hereof and thereof.

GRANTEE

[NAME]